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                                                                      EXHIBIT 12

                 RELIANT ENERGY RESOURCES CORP. AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                             (THOUSANDS OF DOLLARS)

                                                                                  THREE MONTHS
                                                                                      ENDED            TWELVE MONTHS
                                                                                    MARCH 31,         ENDED MARCH 31,
                                                                                ---------------       ---------------
                                                                                      1999                  1999
                                                                                ---------------       ---------------
Income from Continuing Operations..........................................     $        70,973               102,969

Income Taxes from Continuing Operations....................................              52,474               107,250

Non-Utility Interest Capitalized...........................................                --                    --

                                                                                ---------------       ---------------
Income from Continuing Operations Before Income Taxes......................             123,447               210,219
                                                                                ===============       ===============

Fixed Charges Interest.....................................................              29,270               113,908

Amortization of debt discount and expense..................................                 491                   654

Portion of Rents Considered to Represent an Interest Factor................               2,143                 9,519

                                                                                ---------------       ---------------
Total Fixed Charges........................................................              31,904               124,081
                                                                                ===============       ===============

Income from Continuing Operations Before Income Taxes and Fixed Charges....     $       155,351       $       334,300

Ratio of Earnings to Fixed Charges.........................................               4.87                  2.69
                                                                                ===============       ===============